UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Lincoln Road, 5th Floor Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

October 30, 2023

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2023, the Company entered into a new employment offer letter with Harjinder Bhade, who has been the Company’s Chief Technology Officer since April 2021. The new offer letter, which extends Mr. Bhade’s employment through October 2025 (and is automatically renewable for an additional one-year term unless either party provides timely notice of non-renewal), provides that Mr. Bhade will receive an annual base salary of $500,000. Mr. Bhade will be eligible for an annual performance cash bonus equal to 60% of his annual base salary based on meeting or exceeding key performance indicators established by the Compensation Committee of the Company’s Board and Mr. Bhade for the relevant 12-month period. Mr. Bhade will also be eligible to receive aggregate annual equity awards under the Company’s 2018 Incentive Compensation Plan equal to 60% of his annual base salary. Such awards will be issued in the form of restricted stock units. Of such restricted stock units, 50% of the restricted stock units will vest on the first anniversary of the grant date, and 50% of the restricted stock units will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to his continued employment with the Company on the applicable vesting date and satisfying the key performance indicators and other performance criteria. The Company also granted to Mr. Bhade, upon the execution of the new offer letter, a signing bonus of 150,000 restricted stock units, vesting immediately. The above bonus and equity grants are subject to the Company’s “clawback” policies.

The other terms of Mr. Bhade’s new offer employment letter closely followed the terms of his original employment letter, dated April 20, 2021.

The foregoing summary of the employment offer letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment offer letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Employment Offer Letter, dated October 30, 2023, between Blink Charging Co. and Harjinder Bhade.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: November 3, 2023	By:	/s/ Brendan S. Jones
	Name:	Brendan S. Jones
	Title:	President and Chief Executive Officer

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